EXHIBIT 16

[GRAPHIC]	■ Ernst & Young LLP AmSouth/Harbert Plaza Suite 1200 1901 Sixth Avenue North Birmingham, Alabama 35203	■ Phone: (205) 251-2000 www.ey.com

March 21, 2006

Securities and Exchange Commission

100F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K dated March 20, 2006, of Nexity Financial Corporation and are in agreement with the statements contained in the second, third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A Member Practice of Ernst & Young Global